Exhibit 23.1




                             Consent of Independent Auditors





  The Board of Directors
  Unique Mobility, Inc.:



  We consent to the incorporation by reference in the registration statements (Nos. 33-61166, 33-63399, 333-01919 and 333- 13883) on Form S-3 and in the
  registration  statements  (Nos.  33-23113,   33-24071,   33-34612,   33-35055,
  33-34613, 33-41325, 33-64852, 34-47454, 33-81430, and 33-92288) on Form S-8 of
  Unique Mobility, Inc. of our report dated June 26, 1997 relating to the consolidated balance sheets of Unique Mobility, Inc. and subsidiaries as of March 31, 1997 and October 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the five months ended March 31, 1997 and each of the years in the three-year period ended October 31, 1996, which report appears in the March 31, 1997 Transition Report on Form 10- KT/A of Unique Mobility, Inc.




                                 KPMG Peat Marwick LLP


  Denver, Colorado
   September 2, 1997